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                            KELLY SERVICES, INC.

                       1982 INCENTIVE STOCK OPTION PLAN

1.   PURPOSE

          The purpose of this Plan is to attract, retain and stimulate capable management in order to assure the future success of the Company. This Plan is being adopted to encourage qualified personnel to join the Company, to provide an incentive for employees to remain with the Company and to stimulate the maximum efforts of those employees, on which the Company's success and future growth are dependent.

          The Plan includes as eligible participants only the officers and other key employees of the Company and its subsidiaries. It is designed to give these employees the opportunity to purchase the common stock of the Company on a basis mutually advantageous to the employees and the Company. It is intended that stock options granted under the Plan will satisfy the requirements of Section 422A of the Internal Revenue Code of 1954.

          The provisions of this Plan do not apply to or affect any option heretofore or hereafter granted under any other stock option plan of the Company, and all such options continue to be governed by and subject to the applicable provisions of the plan under which they were granted.

2.   DEFINITIONS

          2.01 "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the Company.

          2.02 "CODE" means the Internal Revenue Code of 1954, as from time to time amended.

          2.03 "COMMON STOCK" means the common stock of the Company, par value $1.00 per share.

          2.04 "COMPANY" means Kelly Services, Inc., a Delaware corporation, and any successor thereto.

          2.05 "OPTION DATE" means the date upon which a Stock Option is granted to a Participant.

          2.06 "OPTION PRICE" means the price per share at which a Stock Option may be exercised.

          2.07 "PARTICIPANT" means an individual to whom a Stock Option has been granted under the Plan.

          2.08 "PLAN" means this 1982 Incentive Stock Option Plan, as from time to time amended.

          2.09 "STOCK OPTION" means the right of a participant to purchase a specified number of shares of Common Stock, subject to the terms and conditions of the Plan.

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3.   STOCK SUBJECT TO STOCK OPTIONS

          3.01  NUMBER OF RESERVED SHARES.  Except as otherwise provided in
     Section 7, the aggregate number of shares of Common Stock that may be issued under Stock Options granted under this Plan may not exceed three hundred thousand (300,000) shares.

          3.02 TYPES OF SHARES RESERVED. The shares reserved under this Plan may be either authorized and unissued shares or treasury shares, as the Board of Directors from time to time determine. Unless the Board of Directors determines to purchase shares in the market for the purposes of this Plan or to use treasury shares, the shares sold under the Plan will be authorized and unissued shares reserved for that purpose. If any Stock Options granted under this Plan terminate, lapse or expire for any reason without having been exercised in full, the shares not purchased under the terminated options will be available again for the purposes of this Plan.

4.   ADMINISTRATION

          4.01 THE BOARD. The Plan is administered by the Board of Directors. Members of the Board who are officers or key employees of the Company are eligible to receive options under the Plan; provided, however, that William R. Kelly shall not be eligible to be granted any option under this Plan.

          4.02 POWERS OF THE BOARD. In addition to any other powers set forth in this Plan, the Board has the following powers;

                (a)  to construe and interpret the Plan;

                (b) to establish, amend and rescind appropriate rules and regulations relating to the Plan.

                (c) subject to the express provisions of the Plan, to determine the individuals who will receive Stock Options, the times when they will receive them, the number of shares to be subject to each option and the Option Price applicable to each option;

                (d) to contest on behalf of the Company or optionees, at the expense of the Company, any ruling or decision on any matter relating to the Plan or any Stock Option; and

                (e) generally, to administer the Plan, and to take all such steps and make all such determinations in connection with the Plan and the options granted thereunder as it may deem necessary or advisable.

          4.03 ACTION BY THE BOARD. All determinations of the Board are made by a majority vote of its members. The Board's determinations are final and binding on all Participants.

          4.04 GENDER. Unless clearly inappropriate, all nouns of whatever gender refer to persons or objects of any gender.

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5.   GRANT, OPTION PRICE, AND EXERCISE

          5.01 ELIGIBLE EMPLOYEES. The Board may from time to time grant Stock Options to officers and other key employees of the Company and its subsidiaries, subject to the terms and conditions of the Plan. Unless otherwise expressly stated by the Board in any specific instance, the action of the Board naming an individual to receive a Stock Option under this Plan, determining the number of shares subject to the option and setting the Option Price constitutes the granting of the option, and the date of the Board's action is the Option Date applicable to the option. If an option is granted on a day other than a business day, the Option Date is the last preceding business day.

          5.02 OPTION PRICE. The Option Price of the Common Stock subject to each Stock Option is the average of the closing bid and asked prices quoted by NASDAQ on the applicable Option Date. If the Common Stock is not quoted by NASDAQ on the Option Date, then the Option Price shall be the average of the closing bid and asked prices on the most recent day preceding the day on which the option is granted for which such prices are available. If the Company should become listed on a national stock exchange during the existence of this Plan and Stock Options are thereafter granted under this Plan, the Option Price shall be the closing price of the Common Stock on the stock exchange on the Option date (or on the preceding day such stock was traded if it was not traded on the Option Date).

          5.03* LIMITATION ON STOCK OPTION GRANTS. In any single calendar year, no Participant may be granted Stock Options, the aggregate Option Price of which exceeds one hundred thousand dollars ($100,000).

          5.04 MANNER OF EXERCISE. To exercise a Stock Option in whole or in part, a Participant must give written notice to the Board, stating the number of shares with respect to which he intends to exercise his Stock Option. The Company will issue the shares with respect to which the option is exercised upon payment in full, in cash, of the Option Price, or, at Participant's option, upon payment with stock of the Company then owned by the Participant; provided, however, that the Participant may not use as payment in part or in full any shares of Common Stock acquired by the Participant by exercising a grant within a period of four (4) years prior to the payment for the shares being currently acquired. If the Participant uses stock of the Company as payment of the Option Price, the valuation of the stock given in payment shall be made as of the day of delivery of the shares to the Company and in the manner in which the Board would determine the Option Price if a Stock Option was being granted.

          5.05 INVESTMENT REPRESENTATIONS. The Board may require a Participant, or any other person in whose name shares are issued upon the exercise of an option, to represent that all shares so acquired are purchased for investment and not with a view to distribution or resale or to agree that such shares will not be sold except in accordance with such restrictions or limitations as may be prescribed by the Board.

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6.   LIMITATIONS ON THE RIGHT TO EXERCISE

          6.01 TIME OF EXERCISE. Except as otherwise provided in Sections 6.02, 6.03 and 6.04, no Stock Option may be exercised unless the Participant has been in the employ of the Company or a subsidiary continuously from the Option Date. Options are exercisable not later than five (5) years after the Option Date.

          6.02 EFFECT OF CORPORATE REORGANIZATION. In the event of a dissolution, reorganization, merger, consolidation or transfer of assets, as described in Section 7.02, or a transfer of more than eighty percent (80%) of the then outstanding shares of the Company, each participant may, before the effective date of the transaction, purchase the full number of shares under his Stock Options that he otherwise would have been entitled to purchase during the remaining term of the options.

          6.03 TERMINATION OF EMPLOYMENT. If the employment of a Participant with the Company or a subsidiary terminates (other than by reason of death or disability) and he has been in the employ of the Company or a subsidiary continuously from the Option Date until his termination of employment, and if not otherwise affected, restricted, or encumbered by the provisions of paragraph 12 of the Plan, he may exercise the option at any time within the three (3) month period beginning on his date of termination of employment, so long as the option has not otherwise expired.

          Options granted under this Plan are not affected by any change of employment so long as the Participant continues to be an employee of either the Company or a subsidiary of the Company. Nothing in this Plan or in any option granted under it confers any right to continue in the employ of the Company or any of its subsidiaries or interferes in any way with the right of the Company or any of its subsidiaries to terminate any person's employment at any time.

          6.04 EFFECT OF DEATH OR DISABILITY. If the employment of a Participant terminates by reason of his death or his total and permanent disability (as determined by a physician selected by the Board) and if he has been in the employ of either the Company or a subsidiary continuously from the Option Date until his death or disability, his outstanding Stock Options may be exercised by himself or, in the event of his death, by his executor or administrator, at any time within one year after his termination of employment (but not beyond the term of the option), to the extent that he was entitled to exercise the options on the date of his death or disability.

          6.05* SEQUENCE OF EXERCISE. All Stock Options granted before 1987 to a Participant must be exercised in the order in which they were granted. For purposes of this Section 6.05, an option that has been cancelled is considered to remain outstanding until the date on which it would otherwise expire in accordance with Section 6.01.

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7.   ADJUSTMENTS TO REFLECT CHANGES IN CAPITAL STRUCTURE

          7.01 CHANGE IN CORPORATE STRUCTURE. In the event of a change in the corporate structure or shares of the Company, the Board of Directors (subject to any required action by the stockholders) may make any adjustments necessary to prevent accretion, or to protect against dilution, in the number and kind of shares authorized by the Plan and, with respect to outstanding Stock Options, in the number and kind of shares covered thereby and in the applicable Option Price. For the purpose of this Section 7.01, a change in the corporate structure or shares of the Company includes, without limitation, any change resulting from recapitalization, stock split, consolidation, rights offering, separation, reorganization, stock dividend or liquidation.

          7.02 EXCHANGES OF COMMON STOCK. If the shares of Common Stock are changed into or exchanged for a different number or kind of shares of stock or other securities of another corporation, whether through merger, consolidation, reorganization or otherwise, the Board will make proportionate adjustments in the number or kind of shares or price per share, or both, in order to preserve each optionee's proportionate interest or in order to maintain unchanged the aggregate Option Price of his Stock Options.

8.   NON-TRANSFERABILITY OF STOCK OPTIONS

          The Stock Options granted under the Plan are not transferable by a Participant, voluntarily or involuntarily, other than by will or by the laws of descent and distribution. During a Participant's lifetime, his Stock Options may be exercised only by him.

9.   RIGHTS AS STOCKHOLDER

          No Common Stock may be delivered upon the exercise of any Stock Option until full payment has been made. A Participant has no rights whatsoever as a stockholder with respect to any shares covered by a Stock Option until the date of the issuance of a stock certificate for the shares. No adjustment will be made for dividends or other rights for which the record date precedes the date on which a stock certificate is issued.

10.  AMENDMENT OF PLAN

          The Board of Directors may from time to time amend or revise the terms of this Plan in whole or in part and may, without limitation, adopt any amendment deemed necessary to ensure compliance with Section 422A of the Code; provided, however, that (a) no change in any Stock Option previously granted to a Participant may be made that would impair the rights of the Participant without the Participant's consent, and (b) the Board of Directors may not, without further approval by the holders of a majority of the outstanding shares of the Company, (i) change the aggregate number of shares that may be sold pursuant to Stock Options granted under the Plan (except in accordance with the provisions of Section 7), (ii) change the class of eligible employees who may receive Stock Options under the Plan, or (iii) adopt any amendment affecting the Option Price at which Stock Options may be granted.

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11.  EFFECTIVE DATE AND TERMINATION OF PLAN

          11.01 EFFECTIVE DATE. This Plan is effective as of its adoption by the Board of Directors; provided, however, that if the Plan is not approved by the stockholders of the Company within twelve (12) months after adoption by the Board of Directors, the Plan and all Stock Options granted under it will be void.

          11.02 TERMINATION OF THE PLAN. The Board of Directors may terminate the Plan at any time with respect to any shares that are not then subject to Stock Options. Unless terminated earlier by the Board of Directors, the plan will terminate ten (10) years after its effective date, and no Stock Options may be granted after that date. Termination of the Plan will not affect the rights and obligations of any Participant with respect to Stock Options granted before termination.

12.  EMPLOYMENT AGREEMENT

          In consideration for any option granted to any Participant, the Participant shall agree that if he voluntarily leaves the employment of the Company or a subsidiary of the Company prior to two (2) years from the date of such grant, he will pay to the Company the difference, if any, by which the market value on the date of termination of employment of the Common Stock acquired through the option exceeds the purchase price, adjusted for any change in the stock as provided in paragraph 7 of the Plan. For purposes of this paragraph, voluntary termination of employment does not include retirement pursuant to the provisions of the Company's Retirement Plan.

*As amended to conform to Tax Reform Act of 1986.

11/17/87